Exhibit 21
MASCO CORPORATION
(a Delaware corporation)
Subsidiaries as of January 15, 2008*

Jurisdiction of
Name	Incorporation or Organization

Airex, LLC	Michigan
Alsons Corporation	Michigan
American Shower & Bath Corporation	Michigan
Aqua Glass Corporation	Tennessee
Tombigbee Transport Corporation	Tennessee
Aran World, Inc.	Delaware
Arrow Fastener Co., Inc.	New Jersey
Thematic Advertising Productions, LLC	New Jersey
Behr Asia S.á.r.l.	Luxembourg
Behr Holdings Corporation	Delaware
Behr Process Corporation	California
Behr Paint Corp.	California
BEHR PAINTS IT!, INC.	California
Behr Process Canada Ltd.	Alberta, Canada
BPC Realty LLC	Delaware
Masterchem Industries LLC	Missouri
ColorAxis, Inc.	California
Behr Process Paints (India) Private Limited	India
BPC Transport Co.	Delaware
Brass-Craft Manufacturing Company	Michigan
Masco Canada Limited	Canada
Tempered Products, Inc.	Taiwan
Brasstech, Inc.	California
Brasstech de Mexico, S.A. DE C.V. (99%)	Mexico
BuildLogix, Inc.	Delaware
Cobra Products, Inc.	Delaware
d-Scan, Inc.	Delaware
EnergySense, Inc.	Delaware
Epic Fine Arts Company	Delaware
Beacon Hill Fine Art Corporation	New York

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Canyon Road Corporation	New Mexico
Hansgrohe AG (41.35%) Masco GmbH owns 27% of Hansgrohe AG (see subsidiaries listed under Hansgrohe AG under Masco GmbH)	Germany
Jarry Realty, Inc.	Florida
Landex, Inc.	Michigan
Brasstech de Mexico, S.A. DE C.V. (1%)	Mexico
DM Land, LLC	Michigan
Tapicerias Pacifico, SA de CV (1%)	Mexico
Landex of Wisconsin, Inc.	Wisconsin
Liberty Hardware Mfg. Corp.	Florida
Liberty Hardware Logistics (Shenzen) Co. Ltd.	China
Masco Administrative Services, Inc.	Delaware
Masco Asia Pacific Pte Ltd	Singapore
Masco Builder Cabinet Group	Delaware
Masco Building Products Corp.	Delaware
Weiser Thailand	Thailand
Masco Capital Corporation	Delaware
Masco Conference Training Center: Metamora, Inc.	Michigan
Masco Corporation of Indiana	Indiana
Delta Faucet (China) Co. Ltd.	China
Delta Faucet (Korea)	Korea
Delta Faucet Company of Tennessee	Delaware
Delta Faucet of Oklahoma, Inc.	Delaware
Masco de Puerto Rico, Inc.	Puerto Rico
Masco Europe, Inc.	Delaware
Masco Europe SCS (48.5%)	Luxembourg
Masco Europe S.á.r.l.	Luxembourg
Damixa ApS	Denmark
Damixa Armaturen GmbH	Germany
Damixa B.V.	Netherlands
Damixa S.A.	Belgium
Damixa SARL	France
Glass Idromassaggio Srl (8.2%)	Italy
Huppe Insaat Malzemeleri Sanayi ve Ticaret AS	Turkey
Masco Belgium BVBA	Belgium

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Thermic Italia S.r.l.	Italy
Masco Corporation Limited	United Kingdom
Bristan Group Limited	United Kingdom
Cambrian Windows Limited	United Kingdom
Duraflex Limited	United Kingdom
Liberty Hardware Mfg U.K. Limited	United Kingdom
Masco UK Window Group Limited	United Kingdom
Moore Group Limited	United Kingdom
Moores Furniture Group Limited	United Kingdom
Premier Manufacturing (PVCu) Limited	United Kingdom
Premier Trade Windows (Wales & West) Ltd.	United Kingdom
Masco Denmark ApS	Denmark
Tvilum-Scanbirk ApS	Denmark
Tvilum-Scanbirk GmbH	Germany
Masco Europe Financial SCS	Luxembourg
Masco Europe Financial SARL	Luxembourg
Masco International Services BVBA	Belgium
Masco Germany Holding GmbH	Germany
Masco GmbH	Germany
Alfred Reinecke GmbH & Co. KG	Germany
Glass Idromassaggio S.r.l. (91.8%)	Italy
Hansgrohe AG (27%)	Germany
Hansgrohe D	Germany
Hansgrohe International, Gmbh	Germany
C.P.T. Holding B.V.	Netherlands
Hans Grohe AG	Switzerland
Hans Grohe B.V.	Netherlands
Hans Grohe CS, s.r.o.	Czech Republic
Hans Grohe Hdl.ges.m.b.H.	Austria
Hans Grohe Kft	Hungary
Hans Grohe Limited	United Kingdom

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Hans Grohe Pte. Ltd.	Singapore
Hans Grohe S.A.	Belgium
Hans Grohe Sp. Z.o.o.	Poland
Hans Grohe Wasselonne, S.A.	France
Hansgrohe A.B.	Sweden
Hansgrohe A/S	Denmark
Hansgrohe Japan	Japan
Hansgrohe Ltd.	China
Hansgrohe Middle East & Africa	Cyprus
Hansgrohe S.A.	Argentina (95%)
Hansgrohe S.A.	Spain
Hansgrohe S.A.R.L.	France
Hansgrohe S.R.L.	Italy
Hansgrohe, Inc.	Georgia
Hansgrohe S.A. (5%)	Argentina
Pontos GmbH	Germany
Horst Breuer GmbH & Co. KG	Germany
Hueppe Belgium N.V./S.A.	Belgium
Hueppe B.V.	Netherlands
Hueppe GesmbH	Austria
Hueppe GmbH & Co.	Germany
Hueppe Kft.	Hungary
Hueppe Sarl	France
Hueppe Sp. z.o.o.	Poland
Hueppe SRO	Czech Republic
Hueppe GmbH	Switzerland
Masco Ireland Ltd.	Ireland
Reser SL	Spain
The Heating Company BVBA (fka Vasco N.V.)	Belgium
The Heating Company — Netherlands BV (fka Masco B.V.)	Netherlands
Brugman International, B.V.	Netherlands

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Brugman Fabryka Grzejnikow	Poland
Brugman Polska Sp. z.o.o.	Poland
Brugman Radiatorenfabriek B.V.	Netherlands
The Heating Company Denmark (fka Northor AS)	Denmark
The Heating Company France (fka Vasco BCSA) 76%	France
The Heating Company Germany GmbH (fka Brugman GmbH)	Germany
LTV Transport BVBA	Belgium
Superia Radiatoren, BVBA	Belgium
The Heating Company Poland Sp Zoo	Poland
The Heating Company France (fka Vasco BCSA) 24%	France
Vasco BC Sarl	France
Vasco BVBA (formerly Vasco Imperial Europe)	Belgium
Vasco GmbH	Germany
Watkins Europe BVBA	Belgium
Peerless Sales Corporation	Delaware
Masco Europe SCS (51.5%)	Luxembourg
Masco Home Products S.a r.l.	Luxembourg
Masco Home Services, Inc.	Delaware
Masco Product Design, Inc.	Delaware
Masco Retail Cabinet Group, LLC	Ohio
Masco Retail Sales Support, Inc.	Delaware
Liberty Hardware Retail & Design Services LLC	Delaware
Masco HD Support Services, LLC	Delaware
Masco WM Support Services, LLC	Delaware
Retail Cabinet Group Sales Support, LLC	Delaware
Masco Services Group Corp.	Delaware
Masco Contractor Services of California, Inc.	California
Masco Contractor Services, LLC	Delaware
American National Services, Inc.	California
Coast Insulation Contractors, Inc.	California
InsulPro Projects, Inc.	Washington

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Sacramento Insulation Contractors	California
Superior Contracting Corporation	Delaware
Builder Services Group, Inc.	Florida
Cabinet Supply, Inc.	Delaware
InsulPro Industries Inc.	Canada
Western Insulation Holdings, LLC	California
Western Insulation, L.P. (1%)	California
Western Insulation, L.P. (99%)	California
Williams Consolidated Delaware LLC	Delaware
Williams Consolidated I, Ltd. (99%)	Texas
Williams Consolidated I, Ltd. (1%)	Texas
Masco Framing Corp.	Delaware
Door Sales, LLC	Arizona
Erickson Acquisition 3, LLC (99%)	Delaware
Erickson Building Components, a California Limited Partnership	California
Erickson Carpentry Contracting, a California Limited Partnership	California
Erickson Roseville, LLC	California
Erickson Building Components, LLC	Arizona
Erickson Carpentry Contracting, LLC	Nevada
Erickson Construction, LLC	Arizona
Erickson Chandler, LLC	Arizona
Service Partners, LLC	Virginia
Blow in Blanket, LLC	Virginia
Cell-Pak, LLC	Alabama
Denver Southwest, LLC	North Carolina
Denver Southwest, LP (1%)	Virginia
Denver Southwest, LP (99%)	Virginia
East Coast Insulation Sales, LLC	Virginia
Houston Enterprises, LLC	Virginia
Industrial Products Co., LLC	Virginia
Insul-Mart, LLC	Virginia
Insulation Sales of Michigan, LLC	Virginia
Johnson Products, LLC	Virginia
Lilienthal Insulation Company, LLC	Virginia

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.

Jurisdiction of
Name	Incorporation or Organization

Moore Products, LLC	Virginia
Renfrow Insulation, LLC	Virginia
Renfrow Supply, LLC	Virginia
Service Partners Gutter Supply, LLC	Virginia
Service Partners Northwest, LLC	Virginia
Thermoguard Insulation Company, LLC	Virginia
Service Partners Supply, LLC	California
Service Partners of Florida, LLC	Virginia
Service Partners of Georgia, LLC	Virginia
Service Partners of the Carolinas, LLC	Virginia
Vest Insulation, LLC	Virginia
Masco Services, Inc.	Delaware
Masco Support Services, Inc.	Delaware
Mascomex S.A. de C.V.	Mexico
Masterchem Brands, Inc.	Missouri
Milgard Manufacturing Incorporated	Washington
Mirolin Industries Corp.	Ontario
Morgantown Plastics Company	Delaware
NCFII Holdings Inc.	Delaware
North Carolina STM, Inc.	Delaware
Universal Furniture Limited	Delaware
RDJ Limited	Bahamas
Arrow Fastener (U.K.) Limited	United Kingdom
Jardel Distributors, Inc.	Canada
Vapor Tech (China) Co. Ltd.	British Virgin Islds
Vapor Tech (China) WOFE	China
Vapor Technologies, Inc.	Delaware
Watkins Manufacturing Corporation	California
Hot Spring Spas New Zealand (50%)	New Zealand
Tapicerias Pacifico, SA de CV (99%)	Mexico

*	Directly owned subsidiaries appear at the left hand margin, first tier, second tier, etc., subsidiaries are indicated by single, double, etc., indentation, respectively, and are listed under the names of their respective parent entities. Unless otherwise indicated, all subsidiaries are wholly owned. Certain of these entities may also use trade names or other assumed names in the conduct of their business.